UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 15, 2023 (September 12, 2023)

Hexcel Corporation

(Exact name of registrant as specified in its charter)

Delaware	1-8472	94-1109521
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification Number)

Two Stamford Plaza, 281 Tresser Boulevard, Stamford, CT		06901-3238
(Address of principal executive offices, including zip code)		(Zip Code)

(203) 969-0666

(Registrant’s telephone number, including area code)

N/A

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425).

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12).

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b)).

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c)).

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.01	HXL	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.03.	Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

On September 12, 2023, the Board of Directors (the “Board”) of Hexcel Corporation (the “Company”) amended and restated the Company’s Amended and Restated Bylaws (the “Bylaws”), effective immediately, primarily to: (i) update the advance notice provision for stockholder nominations and proposals to address the adoption by the Securities and Exchange Commission of “universal proxy” rules, (ii) update the deadline for stockholders to submit notice to the Company of nominations and proposals (other than a shareholder proposal submitted under Rule 14a-8 of the Securities Exchange Act of 1934) to be not less than 120 days nor more than 150 days prior to the anniversary date of the last annual meeting of stockholders, (iii) require any stockholder directly or indirectly soliciting proxies from other stockholders to use a proxy card color other than white, which shall be reserved for the exclusive use of the Board, and (iv) make other ministerial and conforming changes.

The foregoing description of the amendments to the Bylaws does not purport to be complete and is qualified in its entirety by reference to the full text of the Bylaws, as so amended and restated, a copy of which is attached as Exhibit 3.1 and incorporated by reference herein.

Item 9.01              Financial Statements and Exhibits.

(d)                                 Exhibits to this Form 8-K

Exhibit No.	Description
3.1	Amended and Restated Bylaws of Hexcel Corporation (as of September 12, 2023)
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

Signature

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

HEXCEL CORPORATION

September 15, 2023

/s/ Gail E. Lehman
Gail E. Lehman
EVP, General Counsel and Secretary